Exhibit 99.1

WHITE MOUNTAINS BOOK VALUE PER SHARE INCREASES TO $320

Strong Investment Results Offset Impact of Storms and Reserve Increase

HAMILTON, Bermuda (October 29, 2004) – White Mountains Insurance Group, Ltd. ended the third quarter of 2004 with a fully converted tangible book value per share of $320, up 10% for the year-to-date and 14% for the last twelve months, including dividends.

Adjusted comprehensive net income for the quarter (which excludes FAS 115 gains from Symetra’s fixed maturity portfolio) was $73 million compared to $13 million in the third quarter of the prior year.  Year-to-date, adjusted comprehensive net income was $306 million compared to $267 million in the same period last year.

The following after-tax items impacted the quarter:

•                  $98 million in losses from the four storms that impacted the Southeast.  This amount includes a $14 million reduction in accrued profit commissions from Olympus Re, but does not include any impact on the Company’s investments in Montpelier and Main Street America;

•                  $34 million net increase on prior year reserves at OneBeacon;

•                  $122 million in realized and unrealized investment gains (excluding $48 million of equity in net unrealized gains from Symetra’s fixed maturity portfolio);

•                  $41 million gain on the Symetra transaction.

CEO Ray Barrette said, “The investment portfolio performed well in the quarter.  The rally in the bond market certainly helped, but we also achieved excellent results in our equity portfolio in a quarter where the overall market declined.  Storm losses and a reserve increase at OneBeacon produced a poor underwriting quarter but the underlying performances at both OneBeacon and White Mountains Re remain strong.  In addition, Esurance continued its strong profitable growth while the investment in Symetra Financial introduced a new source of value creation.”

The Company reported a net loss of $10 million for the quarter, compared to net income of $36 million in the prior year’s third quarter.  The reduction in net income is primarily due to the storm losses.  Year-to-date, the Company reported net income of $254 million versus $222 million in the comparable period of the prior year.  The transaction gains on the Sirius acquisition and the Symetra investment more than offset the storm losses.

OneBeacon

OneBeacon reported pre-tax income for the third quarter of 2004 of $35 million, compared to $25 million for the third quarter of 2003.  For the first nine months of 2004, pre-tax income was $272 million, versus $300 million for the comparable period of 2003.  The GAAP combined ratio was 109% for the third quarter and 100% for the first nine months of 2004 compared to 105% and 100% for the comparable periods of 2003.  Net written premiums were up 18% and 28% for the quarter and year-to-date, respectively.  The growth in premiums was primarily due to the Atlantic Specialty transaction.

John Cavoores, CEO of OneBeacon, said, “The 109% combined ratio in the quarter reflects the impact of the storms as well as a reserve increase in the runoff business.  Pre-tax storm losses of $31 million were concentrated in our yacht book and on Atlantic Specialty commercial accounts.  On the runoff front, we have strengthened our position by increasing reserves and creating a dedicated claim department to ensure specialized handling of these older, more complicated claims.  All our businesses are running well and, with the combination of the Atlantic Specialty acquisition and the sale of the renewal rights for the legacy commercial business in New York, we fully expect our commercial business to reach our target returns.”

White Mountains Re

White Mountains Re reported a pre-tax loss of $80 million for the third quarter of 2004, compared to pre-tax income of $21 million for the third quarter of 2003.  For the first nine months of 2004, pre-tax income was $39 million versus $112 million in the comparable prior year period.  The GAAP combined ratio for White Mountains Re was 122% for the third quarter of 2004 and 104% for the first nine months of 2004, compared to 97% and 96% in the comparable periods of 2003.  Net written premiums were up 66% and 51% for the quarter and year-to-date, which reflects the impact of the Sirius acquisition.

Steve Fass, CEO of White Mountains Re, said, “It was a tough quarter in the reinsurance business.  While the four hurricanes caused us $95 million of pre-tax cat losses, White Mountains Re’s global risk management strategy enabled us to weather these storms within our expectations.  We have seen some firming in prices in the market as a result of this extraordinary hurricane season.  In addition, we recently announced the acquisition of Tryg-Baltica International by Sirius. This transaction demonstrates the smooth integration of Sirius into White Mountains Re and our ability to export our exit visa capabilities through our enhanced European platform.”

Esurance

Esurance had pre-tax income of $1 million in the third quarter of 2004, compared to a pre-tax loss of $5 million in the third quarter of the prior year.  The GAAP combined ratio was 101% in the third quarter of 2004, compared to 120% for the third quarter of the prior year.  Net written premiums continue to grow rapidly, up 65% for the quarter to $55 million.  The results and trends for the first nine months of 2004 were similar to those reported for the third quarter.

Gary Tolman, CEO of Esurance, stated, “In the third quarter, Esurance did well in terms of our key financials, despite weather-related losses.  We added more than 9,000 new customers in the month of September and we now have over 100,000 customers.  We continued to expand our business, entering Nevada’s $1.3 billion auto insurance market, our 16th state.  We also increased our advertising presence on radio and launched our new TV campaign, both of which seem to already have a nice impact on sales results.”

Other Operations

White Mountains’ other operations reported a pre-tax loss of $33 million for the third quarter of 2004, compared to a pre-tax loss of $4 million for the third quarter of 2003.  For the first nine months of 2004, the segment reported a pre-tax loss of $180 million versus $90 million in the comparable period of 2003.  The reported losses at the holding company level are principally the result of financing, purchase accounting and compensation expenses.  The increased loss in the first nine months of 2004 relative to 2003 is the result of higher accruals for incentive compensation, a change in accounting for preferred stock and the impact currency fluctuations had on our hedging the cost of funding for the Sirius acquisition.  In addition, the first nine months of 2003 included $37 million in gains related to the sale of several real estate properties at OneBeacon previously written-off under purchase accounting.

Investment Activities

The GAAP pre-tax total return on invested assets for the quarter was 3%.  Year-to-date the total return was 4%.  The equity portfolio return is 9% year-to-date.

John Gillespie, President of White Mountains Advisors, said, “The rally in the bond market clearly helped our results in the third quarter, but we also got a boost from our equity portfolio.  Our performance in the fixed income sector this year has been consistent with the characteristics of our short duration, high quality portfolio.  However, our equity results this year have been outstanding in what has been an otherwise unexciting market.”

Net investment income was $83 million in the quarter and $248 million for the first nine months of 2004, up 24% and 13%, respectively, from the comparable periods of 2003.  The increase is primarily due to the investment income earned on the invested assets acquired in the Sirius transaction.

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. The Company expects to file its Form 10-Q with the Securities and Exchange Commission on or before November 9, 2004 and urges shareholders to refer to that document for more complete information concerning White Mountains’ financial results.

Regulation G

This earnings release includes two non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  White Mountains believes these measures to be more relevant than comparable GAAP measures in evaluating White Mountains’ financial performance.

Adjusted comprehensive net income is a non-GAAP measure that excludes the change in net unrealized gains from Symetra’s fixed maturity portfolio from comprehensive net income.  GAAP requires these assets to be marked-to-market, which results in gains during periods when interest rates fall and losses in periods when interest rates rise.  Because the liabilities related to the life insurance and structured settlement products that these assets support are not marked to market, it is likely that the economic impact on Symetra would be the opposite of that shown under GAAP  (i.e., in general, Symetra’s intrinsic value increases when interest rates rise and decreases when interest rates fall).  The reconciliation of adjusted comprehensive net income to comprehensive net income is included on page 7.

Fully converted tangible book value per share is a non-GAAP measure which is derived by expanding the GAAP book value per share calculation to include the effects of assumed conversion of all convertible securities and to exclude any unamortized goodwill and net unrealized gains from Symetra’s fixed maturity portfolio.  The reconciliation of fully converted tangible book value per share to book value per share is included on page 6.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The information contained in this earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                                          growth in book value per share or return on equity;

•                                          business strategy;

•                                          financial and operating targets or plans;

•                                          incurred losses and the adequacy of its loss and loss adjustment expense reserves;

•                                          projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                                          expansion and growth of its business and operations; and

•                                          future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform with its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                                          the failure of acquisitions to enhance shareholder value;

•                                          claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                                          the continued availability of capital and financing;

•                                          general economic, market or business conditions;

•                                          business opportunities (or lack thereof) that may be presented to it and pursued;

•                                          competitive forces, including the conduct of other insurers and reinsurers;

•                                          changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients;

•                                          an economic downturn or other economic conditions adversely affecting its financial position;

•                                          loss reserves established subsequently proving to have been inadequate; and

•                                          other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

(more)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(millions, except share amounts)

(Unaudited)

	September 30, 2004	June 30, 2004		December 31, 2003
Assets
Fixed maturity investments, at fair value	$7,562.1	$7,510.1		$6,248.1
Short-term investments, at fair value	1,839.2	1,464.9		1,546.6
Common equity securities, at fair value	989.1	887.0		513.6
Other investments	438.2	447.2		239.2
Total investments	10,828.6	10,309.2		8,547.5

Reinsurance recoverable on unpaid losses	3,913.6	3,733.3		3,473.8
Reinsurance recoverable on paid losses	74.0	162.9		121.7
Insurance and reinsurance premiums receivable	1,067.0	963.6		779.0
Funds held by ceding companies	931.8	953.1		144.1
Investment in unconsolidated insurance affiliates	443.0	151.6		515.9
Deferred acquisition costs	342.9	338.0		233.6
Ceded unearned premiums	258.9	205.7		185.3
Accounts receivable on unsettled investment sales	91.1	76.7		9.1
Other assets	996.3	1,029.8		961.0

Total assets	$18,947.2	$17,923.9		$14,971.0

Liabilities
Loss and loss adjustment expense reserves	$9,533.9	$9,329.1		$7,728.2
Reserves for structured contracts	400.1	401.0		—
Unearned insurance and reinsurance premiums	1,926.0	1,824.5		1,409.4
Debt	793.6	824.3		743.0
Accounts payable on unsettled investment purchases	509.2	67.2		371.6
Preferred stock subject to mandatory redemption	207.1	202.7		194.5
Funds held under reinsurance treaties	160.0	187.5		211.9
Ceded reinsurance payable	131.5	124.1		127.7
Other liabilities	1,649.9	1,450.3		1,205.5
Total liabilities	15,311.3	14,410.7		11,991.8

Common Shareholders’ Equity
Common shares and paid-in surplus	1,719.2	1,717.7		1,407.1
Retained earnings	1,531.2	1,541.3		1,286.4
Accumulated other comprehensive income, after tax:
Unrealized gains on investments	329.1	245.8		286.0
Equity in net unrealized gains from Symetra’s fixed maturity portfolio	48.1	—		—
Unrealized foreign currency translation gains (losses)	8.3	8.4		(.3)
Total common shareholders’ equity	3,635.9	3,513.2		2,979.2

Total liabilities and common shareholders’ equity	$18,947.2	$17,923.9		$14,971.0

Common shares outstanding (000’s)	10,769	10,769	sh	9,007	sh
Common and equivalent shares outstanding (000’s)	10,819	10,819	sh	10,782	sh

WHITE MOUNTAINS INSURANCE GROUP, LTD.

FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE

(Unaudited)

	September 30, 2004	June 30, 2004	December 31, 2003	September 30, 2003
Book value per share numerators (in millions):
Common shareholders’ equity	$3,635.9	$3,513.2	$2,979.2	$2,882.5
Proceeds from assumed exercise of outstanding warrants	—	—	300.0	300.0
Benefits to be received from share obligations under employee benefit plans	7.1	8.4	7.0	7.5
Remaining adjustment of subsidiary preferred stock to face value	(112.9)	(117.3)	(125.5)	(129.1)
Book value per share numerator	3,530.1	3,404.3	3,160.7	3,060.9
Less: Equity in net unrealized gains from Symetra’s fixed maturity portfolio	(48.1)	—	—	—
Less: Goodwill of consolidated limited partnership investments	(20.0)	(19.7)	(20.3)	(17.8)
Fully converted tangible book value per common and equivalent share numerator	$3,462.0	$3,384.6	$3,140.4	$3,043.1

Book value per share denominators (in thousands of shares):
Common Shares outstanding	10,769.4	10,769.4	9,007.2	9,002.4
Common Shares issuable upon exercise of outstanding warrants	—	—	1,724.2	1,724.2
Share obligations under employee benefits plans	50.0	50.0	50.6	55.4
Fully converted tangible book value per common and equivalent share denominator	10,819.4	10,819.4	10,782.0	10,782.0

Book value per share	$326.28	$314.65	$293.15	$283.90
Fully converted tangible book value per common and equivalent share	$319.98	$312.82	$291.27	$282.24

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Earned insurance and reinsurance premiums	$992.3	$788.2	$2,821.4	$2,346.4
Net investment income	83.4	67.5	247.6	219.1
Net realized gains (losses) on investments	53.6	(34.2)	109.8	114.0
Other revenue	34.3	90.1	126.1	163.0
Total revenues	1,163.6	911.6	3,304.9	2,842.5
Expenses:
Loss and loss adjustment expenses	787.8	600.5	1,934.5	1,634.5
Insurance and reinsurance acquisition expenses	203.6	153.9	544.3	460.7
Other underwriting expenses	137.5	65.2	387.6	250.7
General and administrative expenses	78.4	23.5	202.4	103.5
Accretion of fair value adjustment to loss and loss adjustment expense reserves	10.2	10.1	33.1	38.5
Interest expense on debt	12.2	11.0	35.6	37.1
Interest expense - dividends on preferred stock subject to mandatory redemption	7.5	7.6	22.7	7.6
Interest expense - accretion on preferred stock subject to mandatory redemption	4.5	3.4	12.6	3.4
Total expenses	1,241.7	875.2	3,172.8	2,536.0
Pretax income (loss)	(78.1)	36.4	132.1	306.5
Tax benefit (provision)	23.6	(14.4)	(65.7)	(105.2)

Net income (loss) before minority interest, equity in earnings of unconsolidated affiliates and extraordinary item	(54.5)	22.0	66.4	201.3
Accretion of subsidiary preferred stock to face value	—	—	—	(6.4)
Dividends on subsidiary preferred stock	—	—	—	(15.1)
Equity in earnings of unconsolidated insurance affiliates	3.7	13.6	26.8	42.3
Net income (loss) before extraordinary item	(50.8)	35.6	93.2	222.1
Excess of fair value of acquired net assets over cost	40.7	—	160.7	—
Net income (loss)	(10.1)	35.6	253.9	222.1
Change in net unrealized gains on investments	131.4	(22.3)	91.2	44.0
Change in net foreign currency gains and losses	(.1)	(.5)	8.6	1.1
Comprehensive net income	121.2	12.8	353.7	267.2
Less: Change in net unrealized gains from Symetra’s fixed maturity portfolio	(48.1)	—	(48.1)	—
Adjusted comprehensive net income	$73.1	$12.8	$305.6	$267.2

Computation of net income (loss) available to common shareholders:
Net income (loss)	$(10.1)	$35.6	$253.9	$222.1
Redemption value adjustment - convertible preference shares	—	—	—	(49.5)
Net income (loss) available to common shareholders	$(10.1)	$35.6	$253.9	$172.6

Basic earnings per share:
Net income (loss) before extraordinary item	$(4.72)	$3.96	$9.70	$19.99
Net income (loss)	(.94)	3.96	26.41	19.99

Diluted earnings per share:
Net income (loss) before extraordinary item	$(4.72)	$3.50	$8.93	$17.89
Net income (loss)	(.94)	3.50	24.44	17.89

WHITE MOUNTAINS INSURANCE GROUP, LTD.

YTD SEGMENT INCOME STATEMENT

(in millions)

For the Nine Months Ended September 30, 2004

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$1,794.5	$903.4	$123.5	$—	$2,821.4
Net investment income	161.7	60.2	2.2	23.5	247.6
Net realized gains on investments	107.0	9.0	0.6	(6.8)	109.8
Other revenue	93.0	23.0	1.3	8.8	126.1

Total revenues	2,156.2	995.6	127.6	25.5	3,304.9
Expenses:
Loss and loss adjustment expenses	1,180.2	655.3	89.0	10.0	1,934.5
Insurance and reinsurance acquisition expenses	328.1	197.2	19.0	—	544.3
Other underwriting expenses	284.0	83.1	19.2	1.3	387.6
General and administrative expenses	90.8	11.6	0.3	99.7	202.4
Accretion of fair value adjustment to loss and lae reserves	—	6.4	—	26.7	33.1
Interest expense on debt	0.7	2.7	—	32.2	35.6
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	35.3	35.3

Total expenses	1,883.8	956.3	127.5	205.2	3,172.8

Pretax income (loss)	$272.4	$39.3	$0.1	$(179.7)	$132.1

For the Nine Months Ended September 30, 2003

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$1,643.4	$611.3	$68.3	$23.4	$2,346.4
Net investment income	166.5	37.0	1.1	14.5	219.1
Net realized gains on investments	112.2	4.9	—	(3.1)	114.0
Other revenue	64.7	56.7	0.2	41.4	163.0

Total revenues	1,986.8	709.9	69.6	76.2	2,842.5
Expenses:
Loss and loss adjustment expenses	1,157.2	401.9	56.9	18.5	1,634.5
Insurance and reinsurance acquisition expenses	301.8	142.8	13.2	2.9	460.7
Other underwriting expenses	186.8	41.1	14.9	7.9	250.7
General and administrative expenses	41.1	11.1	—	51.3	103.5
Accretion of fair value adjustment to loss and lae reserves	—	—	—	38.5	38.5
Interest expense on debt	—	1.5	—	35.6	37.1
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	11.0	11.0

Total expenses	1,686.9	598.4	85.0	165.7	2,536.0

Pretax income (loss)	$299.9	$111.5	$(15.4)	$(89.5)	$306.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.

QTD SEGMENT INCOME STATEMENT

(in millions)

For the Three Months Ended September 30, 2004

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$600.1	$345.9	$46.4	$(0.1)	$992.3
Net investment income	52.3	18.6	0.9	11.6	83.4
Net realized gains on investments	36.1	(3.4)	0.2	20.7	53.6
Other revenue	29.1	(10.4)	0.8	14.8	34.3

Total revenues	717.6	350.7	48.3	47.0	1,163.6
Expenses:
Loss and loss adjustment expenses	441.9	305.3	31.6	9.0	787.8
Insurance and reinsurance acquisition expenses	111.7	83.5	8.4	—	203.6
Other underwriting expenses	97.7	32.2	7.1	0.5	137.5
General and administrative expenses	31.5	5.1	0.3	41.5	78.4
Accretion of fair value adjustment to loss and lae reserves	—	3.7	—	6.5	10.2
Interest expense on debt	0.3	1.0	—	10.9	12.2
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	12.0	12.0

Total expenses	683.1	430.8	47.4	80.4	1,241.7

Pretax income (loss)	$34.5	$(80.1)	$0.9	$(33.4)	$(78.1)

For the Three Months Ended September 30, 2003

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$536.5	$216.5	$26.9	$8.3	$788.2
Net investment income	46.5	11.3	0.5	9.2	67.5
Net realized gains on investments	(17.1)	(8.9)	(0.5)	(7.7)	(34.2)
Other revenue	32.5	19.3	0.1	38.2	90.1

Total revenues	598.4	238.2	27.0	48.0	911.6
Expenses:
Loss and loss adjustment expenses	423.5	147.9	22.1	7.0	600.5
Insurance and reinsurance acquisition expenses	98.9	48.7	5.2	1.1	153.9
Other underwriting expenses	42.8	14.6	5.1	2.7	65.2
General and administrative expenses	8.1	5.6	—	9.8	23.5
Accretion of fair value adjustment to loss and lae reserves	—	—	—	10.1	10.1
Interest expense on debt	—	0.5	—	10.5	11.0
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	11.0	11.0

Total expenses	573.3	217.3	32.4	52.2	875.2

Pretax income (loss)	$25.1	$20.9	$(5.4)	$(4.2)	$36.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.

SUMMARY OF GAAP RATIOS AND PREMIUMS

(Unaudited)

	OneBeacon
Nine Months Ended September 30, 2004	Specialty	Personal	Commercial	Total (1)	WM Re	Esurance
GAAP Ratios
Loss and LAE	59%	60%	60%	66%	73%	72%
Expense	30%	32%	40%	34%	31%	31%
Total Combined	89%	92%	100%	100%	104%	103%

Dollars in millions
Net written premiums	$647.6	$559.9	$676.3	$1,941.7	$995.7	$144.0
Earned premiums	$606.3	$540.1	$530.8	$1,794.5	$903.4	$123.5

	OneBeacon
Nine Months Ended September 30, 2003	Specialty	Personal	Commercial	Total (1)	WM Re	Esurance
GAAP Ratios
Loss and LAE	55%	66%	63%	70%	66%	83%
Expense	31%	22%	33%	30%	30%	41%
Total Combined	86%	88%	96%	100%	96%	124%

Dollars in millions
Net written premiums	$552.6	$515.5	$328.1	$1,519.5	$660.3	$83.4
Earned premiums	$516.2	$565.0	$320.9	$1,643.4	$611.3	$68.3

	OneBeacon
Three Months Ended September 30, 2004	Specialty	Personal	Commercial	Total (1)	WM Re	Esurance
GAAP Ratios
Loss and LAE	75%	64%	61%	74%	88%	68%
Expense	32%	28%	39%	35%	34%	33%
Total Combined	107%	92%	100%	109%	122%	101%

Dollars in millions
Net written premiums	$227.4	$217.1	$167.5	$638.2	$377.5	$54.7
Earned premiums	$193.2	$199.0	$171.8	$600.1	$345.9	$46.4

	OneBeacon
Three Months Ended September 30, 2003	Specialty	Personal	Commercial	Total (1)	WM Re	Esurance
GAAP Ratios
Loss and LAE	60%	58%	61%	79%	68%	82%
Expense	27%	11%	30%	26%	29%	38%
Total Combined	87%	69%	91%	105%	97%	120%

Dollars in millions
Net written premiums	$223.6	$183.2	$95.7	$541.0	$226.8	$33.2
Earned premiums	$186.9	$186.0	$105.8	$536.5	$216.5	$26.9

(1) Includes results from run off operations and reciprocals.